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                                                                  EXHIBIT 2.2


               THIS AMENDMENT NO. 1 dated as of July 24, 1996 to the Agreement and Plan of Merger dated as of February 19, 1996, among DAVIDSON & ASSOCIATES, INC., a California corporation (the "Company"), CUC INTERNATIONAL INC., a Delaware corporation ("Parent"), and STEALTH ACQUISITION I CORP., a California corporation and wholly owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H :
                              -------------------
               WHEREAS, effective on February 19, 1996, the Company, Parent and Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other matters, for the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth therein;

               WHEREAS, the Company, Parent and Merger Sub each desires to enter into this Amendment No. 1 to make certain technical amendments to Section 1.11 of the Merger Agreement; and

               WHEREAS, all capitalized terms used and not defined in this Amendment No. 1 have the respective meanings assigned to them in the Merger Agreement.

               NOW, THEREFORE, in consideration of the premises set forth above, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Section 1.11(a) of the Merger Agreement is hereby amended by deleting therefrom the words: "a cash payment shall be made for any fractional share based upon the Closing Price (as hereinafter defined) of a share of Parent Common Stock on the trading day immediately preceding the date of exercise." appearing in the first sentence of such Section, and by substituting in lieu and stead thereof, the following:

               "any fractional share shall instead be rounded up to the nearest whole share."

               2. Section 1.11(a) of the Merger Agreement is hereby further amended by deleting the second sentence thereof in its entirety.

               3. Except as otherwise modified by the provisions of this Amendment No. 1, the Merger Agreement shall remain, in all respects, in full force and effect.

               IN WITNESSETH WHEREOF, each of the parties has caused this Amendment No. 1 to be duly executed on its behalf as of the date first above written.

























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                                   DAVIDSON & ASSOCIATES, INC.



                              By:  /s/ Robert M. Davidson
                                   ----------------------------------------
                                   Name:  Robert M. Davidson
                                   Title: Chairman and Chief
                                          Operating Officer



                                   CUC INTERNATIONAL INC.



                              By:  /s/ E. Kirk Shelton
                                   ----------------------------------------
                                   Name:  E. Kirk Shelton
                                   Title: President



                                   STEALTH ACQUISITION I CORP.



                              By:  /s/ E. Kirk Shelton
                                   ----------------------------------------
                                   Name:  E. Kirk Shelton
                                   Title: President











































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